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                                                                     EXHIBIT 2.1


                      FORM OF AGREEMENT AND PLAN OF MERGER
                              OF NASSDA CORPORATION
                             A DELAWARE CORPORATION
                                       AND
                            A CALIFORNIA CORPORATION


     THIS AGREEMENT AND PLAN OF MERGER dated as of _________, 2001, (the "Agreement") is between NASSDA Corporation, a Delaware corporation ("NASSDA-Delaware") and NASSDA Corporation, a California corporation ("NASSDA-California"). NASSDA-Delaware and NASSDA-California are sometimes referred to herein as the "Constituent Corporations."


                                 R E C I T A L S
                                 ---------------


     A. NASSDA-Delaware is a corporation duly organized and existing under the laws of the State of Delaware and has an authorized capital of 116,599,998 shares, 110,000,000 of which are designated "Common Stock", $0.001 par value, and 6,599,998 of which are designated "Preferred Stock," $0.001 par value. Of such authorized shares of Preferred Stock, 4,199,999 shares are designated "Series A Preferred Stock," and 2,399,999 shares are designated "Series B Preferred Stock". As of the date of this Agreement of Merger, 1,000 shares of Common Stock are issued and outstanding, all of which were held by NASSDA-California. No shares of Preferred Stock are outstanding.

     B. NASSDA-California is a corporation duly organized and existing under the laws of the State of California and has an authorized capital of 34,950,000 shares, 30,000,000 of which are designated "Common Stock," no par value, and 4,950,000 of which are designated "Preferred Stock," no par value. Of such authorized shares of Preferred Stock, 3,150,000 shares are designated "Series A Preferred Stock," and 1,800,000 shares are designated "Series B Preferred Stock". As of the record date of the meeting of shareholders at which this Agreement of Merger was approved, 9,112,400 shares of Common Stock, 3,150,000 shares of Series A Preferred Stock, and 1,800,000 shares of Series B Preferred Stock were issued and outstanding.

     C. The Board of Directors of NASSDA-California has determined that, for the purpose of effecting the reincorporation of NASSDA-California in the State of Delaware, it is advisable and in the best interests of NASSDA-California that NASSDA-California merge with and into NASSDA-Delaware upon the terms and conditions herein provided.

     D. The respective Boards of Directors of NASSDA-Delaware and NASSDA-California have approved this Agreement and have directed that this Agreement be submitted to a vote of their respective stockholders and executed by the undersigned officers.

     NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, NASSDA-Delaware and NASSDA-California hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

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                                   I. MERGER

     1.1  Merger. In accordance with the provisions of this Agreement, the
          ------
Delaware General Corporation Law and the California General Corporation Law, NASSDA-California shall be merged with and into NASSDA-Delaware (the "Merger"), the separate existence of NASSDA-California shall cease and NASSDA-Delaware shall be, and is herein sometimes referred as, the "Surviving Corporation," and the name of the Surviving Corporation shall be NASSDA Medical Incorporated.

     1.2  Filing and Effectiveness. The Merger shall be completed when the
          ------------------------
following actions shall have been completed:

          (a) This Agreement and Merger was adopted and approved by the stockholders of each Constituent Corporation in accordance with the requirements of the Delaware General Corporation Law and the California General Corporation Law on August __, 2001 and _________, 2001, respectively;

          (b) All of the conditions precedent to the consummation of the Merger specified in this Agreement shall have been satisfied or duly waived by the party entitled to satisfaction thereof;

          (c) An executed Agreement and Plan of Merger meeting the requirements of the Delaware General Corporation Law shall have been filed with the Secretary of State of the State of Delaware; and

          (d) An executed Certificate of Merger or an executed, acknowledged and certified counterpart of this Agreement meeting the requirements of the California Corporations Code shall have been filed with the Secretary of State of the State of California.

          Pursuant to Section 251 of the Delaware General Corporation Law and
Section 1168 of the California Corporations Code, the date and time when the Merger shall become effective, shall be the date upon which subsections (a), (b) and (c) of this Section 1.2 are satisfied and as to NASSDA-California on the day subsection (d) is satisfied, is herein called the "Effective Date of the Merger."

     1.3  Effect of the Merger. Upon the Effective Date of the Merger, the
          --------------------
separate existence of NASSDA-California shall cease and NASSDA-Delaware, as the Surviving Corporation, (i) shall continue to possess all of its assets, rights, powers and property as constituted immediately prior to the Effective Date of the Merger, (ii) shall be subject to all actions previously taken by its and NASSDA-California's Board of Directors, (iii) shall succeed, without other transfer, to all of the assets, rights, powers and property of NASSDA-California in the manner more fully set forth in Section 259 of the Delaware General Corporation Law, (iv) shall continue to be subject to all of the debts, liabilities and obligations of NASSDA-Delaware as constituted immediately prior to the Effective Date of the Merger, and (v) shall succeed, without other transfer, to all of the debts, liabilities and obligations of NASSDA-California in the same manner as if NASSDA-Delaware had itself incurred them, all as more fully provided under the applicable provisions of the Delaware General Corporation Law and the California Corporations Code.

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                 II. CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

     2.1  Certificate of Incorporation. The Certificate of Incorporation of
          ----------------------------
NASSDA-Delaware as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

     2.2  Bylaws. The Bylaws of NASSDA-Delaware as in effect immediately prior
          ------
to the Effective Date of the Merger shall continue in full force and effect as the Bylaws of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

     2.3  Directors and Officers. The directors and officers of
          ----------------------
NASSDA-California immediately prior to the Effective Date of the Merger shall be the directors and officers of the Surviving Corporation until their successors shall have been duly elected and qualified or until as otherwise provided by law, the Certificate of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation.

                       III. MANNER OF CONVERSION OF STOCK

     3.1  NASSDA-California Common Shares. Upon the Effective Date of the
          -------------------------------
Merger, each share of NASSDA-California Common Stock, issued and outstanding immediately prior thereto shall by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be converted into and exchanged for 1.333333 fully paid and nonassessable shares of Common Stock, $.001 par value, of the Surviving Corporation. No fractional share interests of Surviving Corporation Common Stock shall be issued. In lieu thereof, any fractional share interests to which a holder would otherwise be entitled shall be aggregated.

     3.2  NASSDA-California Preferred Shares.
          ----------------------------------

          (a) Upon the Effective Date of the Merger, each share of Series A Preferred, and Series B Preferred Stock of NASSDA-California, no par value, issued and outstanding immediately prior to the Merger, which shares are convertible into such number of shares of NASSDA-California Common Stock as set forth in the NASSDA-California Articles of Incorporation, as amended, shall by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be converted into or exchanged for
1.333333 fully paid and nonassessable shares of Series A Preferred and Series B Preferred Stock of the Surviving Corporation, $0.001 par value, respectively, having such rights, preferences and privileges as set forth in the Certificate of Incorporation of the Surviving Corporation, which shares of Preferred Stock shall be convertible into the same number of shares of the Surviving Corporation's Common Stock, $0.001 par value, as such share of NASSDA-California Preferred Stock was so convertible into immediately prior to the Effective Date of the Merger, subject to adjustment pursuant to the terms of the Certificate of Incorporation of the Surviving Corporation. No fractional share interests of Surviving Corporation Common Stock shall be issued. In lieu thereof, any fractional share interests to which a holder would otherwise be entitled shall be aggregated.

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     3.3  NASSDA-California Options, Warrants, Stock Purchase Rights and
          --------------------------------------------------------------
          Convertible Securities.
          ----------------------

          (a) Upon the Effective Date of the Merger, the Surviving Corporation shall assume the obligations of NASSDA-California under, and continue, the option plans (including, without limitation, the 1998 Stock Option Plan, 2001 Stock Option Plan, 2001 Employee Stock Purchase Plan and 2001 Director Option
Plan) and all other employee benefit plans of NASSDA-California. Each outstanding and unexercised option, warrant, other right to purchase, or security convertible into, NASSDA-California Common Stock or NASSDA-California Preferred Stock (a "Right") shall become, subject to the provisions in paragraph
(c) hereof, an option, warrant, right to purchase or a security convertible into the Surviving Corporation's Common Stock or Preferred Stock, respectively, on the basis of 1.333333 shares of the Surviving Corporation's Common Stock or Preferred Stock, as the case may be, for each one share of NASSDA-California Common Stock or Preferred Stock, as the case may be, issuable pursuant to any such Right, on the same terms and conditions and at an exercise price equal to the exercise price applicable to any such NASSDA-California Right at the Effective Date of the Merger. This paragraph 3.3(a) shall not apply to NASSDA-California Common Stock or Preferred Stock. Such Common Stock and Preferred Stock are subject to paragraph 3.1 and 3.2, respectively, hereof.

          (b) A number of shares of the Surviving Corporation's Common Stock and Preferred Stock shall be reserved for issuance upon the exercise of options, warrants, stock purchase rights and convertible securities equal to the number of shares of NASSDA-California Common Stock and NASSDA-California Preferred Stock so reserved immediately prior to the Effective Date of the Merger.

          (c) The assumed Rights shall not entitle any holder thereof to a fractional share upon exercise or conversion (unless the holder was entitled to a fractional interest immediately prior to the Merger). In lieu thereof, any fractional share interests to which a holder of an assumed Right (other than an option issued pursuant to NASSDA-Delaware's 1998 Stock Option Plan, 2001 Stock Option Plan, 2001 Employee Stock Purchase Plan and 2001 Director Option Plan) would otherwise be entitled upon exercise or conversion shall be aggregated (but only with other similar Rights which have the same per share terms).

          Notwithstanding the foregoing, with respect to options issued under the NASSDA-California 1998 Stock Option Plan, 2001 Stock Option Plan, 2001 Employee Stock Purchase Plan and 2001 Director Option Plan that are assumed in the Merger, the number of shares of Common Stock to which the holder would be otherwise entitled upon exercise of each such assumed option following the Merger shall be rounded down to the nearest whole number and the exercise price shall be rounded up to the nearest whole cent. In addition, no "additional benefits" (within the meaning of Section 424(a)(2) of the Internal Revenue Code of 1986, as amended) shall be accorded to the optionees pursuant to the assumption of their options.

     3.4  NASSDA-Delaware Common Stock. Upon the Effective Date of the Merger,
          ----------------------------
each share of Common Stock, $.001 par value, of NASSDA-Delaware issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by NASSDA-Delaware, the holder of such shares or any other person, be canceled and returned to the status of authorized but unissued shares.

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     3.5  Exchange of Certificates. After the Effective Date of the Merger, each
          ------------------------
holder of an outstanding certificate representing shares of NASSDA-California Common Stock or Preferred Stock may be asked to surrender the same for cancellation to an exchange agent, whose name will be delivered to holders prior to any requested exchange (the "Exchange Agent"), and each such holder shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of the Surviving Corporation's Common Stock or Preferred Stock, as the case may be, into which the surrendered shares were converted as herein provided. Until so surrendered, each outstanding certificate theretofore representing shares of NASSDA-California Common Stock or Preferred Stock shall be deemed for all purposes to represent the number of shares of the Surviving Corporation's Common Stock or Preferred Stock, respectively, into which such shares of NASSDA-California Common Stock or Preferred Stock, as the case may be, were converted in the Merger.

          The registered owner on the books and records of the Surviving Corporation or the Exchange Agent of any such outstanding certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation or the Exchange Agent, have and be entitled to exercise any voting and other rights with respect to and to receive dividends and other distributions upon the shares of Common Stock or Preferred Stock of the Surviving Corporation represented by such outstanding certificate as provided above.

          Each certificate representing Common Stock or Preferred Stock of the Surviving Corporation so issued in the Merger shall bear the same legends, if any, with respect to the restrictions on transferability as the certificates of NASSDA-California so converted and given in exchange therefore, unless otherwise determined by the Board of Directors of the Surviving Corporation in compliance with applicable laws.

          If any certificate for shares of the Surviving Corporation's stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, that such transfer otherwise be proper and comply with applicable securities laws and that the person requesting such transfer pay to the Exchange Agent any transfer or other taxes payable by reason of issuance of such new certificate in a name other than that of the registered holder of the certificate surrendered or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not payable.

                                  IV. GENERAL

     4.1  Covenants of NASSDA-Delaware. NASSDA-Delaware covenants and agrees
          ----------------------------
that it will, on or before the Effective Date of the Merger:

          (a) Qualify to do business as a foreign corporation in the State of California and in connection therewith irrevocably appoint an agent for service of process as required under the provisions of Section 2105 of the California General Corporation Law.

          (b) File any and all documents with the California Franchise Tax Board necessary for the assumption by NASSDA-Delaware of all of the franchise tax liabilities of NASSDA-California.

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          (c) Take such other actions as may be required by the California
General Corporation Law.

     4.2  Further Assurances. From time to time, as and when required by
          ------------------
NASSDA-Delaware or by its successors or assigns, there shall be executed and delivered on behalf of NASSDA-California such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other actions as shall be appropriate or necessary in order to vest or perfect in or conform of record or otherwise by NASSDA-Delaware the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of NASSDA-California and otherwise to carry out the purposes of this Agreement, and the officers and directors of NASSDA-Delaware are fully authorized in the name and on behalf of NASSDA-California or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

     4.3  Abandonment. At any time before the Effective Date of the Merger, this
          -----------
Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either NASSDA-California or of NASSDA-Delaware, or of both, notwithstanding the approval of this Agreement by the shareholders of NASSDA-California or by the sole stockholder of NASSDA-Delaware, or by both.

     4.4  Amendment. The Boards of Directors of the Constituent Corporations may
          ---------
amend this Agreement at any time prior to the filing of this Agreement (or certificate in lieu thereof) with the Secretary of State of the State of Delaware, provided that an amendment made subsequent to the adoption of this Agreement by the stockholders of either Constituent Corporation shall not: (1) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation, (2) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger, or (3) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class or series of capital stock of any Constituent Corporation.

     4.5  Registered Office. The registered office of the Surviving Corporation
          -----------------
in the State of Delaware is 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801 and The Corporation Trust Company is the registered agent of the Surviving Corporation at such address.

     4.6  Agreement. Executed copies of this Agreement will be on file at the
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principal place of business of the Surviving Corporation at 2975 Scott
Boulevard, Suite 110, Santa Clara, California 95054, and copies thereof will be furnished to any stockholder of either Constituent Corporation upon request and without cost.

     4.7  Governing Law. This Agreement shall in all respects be construed,
          -------------
interpreted and enforced in accordance with and governed by the laws of the State of Delaware and, so far as applicable, the merger provisions of the California General Corporation Law.

     4.8  FIRPTA Notification.
          -------------------

          (a) On the Effective Date of the Merger, NASSDA-California shall deliver to NASSDA-Delaware, as agent for the shareholders of NASSDA-California, a properly executed


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statement (the "Statement") substantially in the form attached hereto as Exhibit
                                                                         -------
A. NASSDA-Delaware shall retain the Statement for a period of not less than
-
seven years and shall, upon request, provide a copy thereof to any person that was a shareholder of NASSDA-California immediately prior to the Merger. In consequence of the approval of the Merger by the shareholders of NASSDA-California, (i) such shareholders shall be considered to have requested that the Statement be delivered to NASSDA-Delaware as their agent and (ii) NASSDA-Delaware shall be considered to have received a copy of the Statement at the request of the NASSDA-California shareholders for purposes of satisfying NASSDA-Delaware's obligations under Treasury Regulation Section 1.1445-2(c)(3).

          (b) NASSDA-California shall deliver to the Internal Revenue Service a notice regarding the Statement in accordance with the requirements of Treasury Regulation Section 1.897-2(h)(2).

                  [Remainder of Page Left Blank Intentionally]


                                       -7-

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     IN WITNESS WHEREOF, this Agreement having first been approved by the resolutions of the Board of Directors of NASSDA-Delaware and NASSDA-California is hereby executed on behalf of each of such two corporations and attested by their respective officers thereunto duly authorized.

                                         NASSDA Corporation
                                         a California corporation


                                         By: ___________________________________
                                             An-Chang Deng, President and Chief
                                             Operating Officer

ATTEST:


___________________________
Tammy S. Liu
Secretary

                                         NASSDA Corporation
                                         a Delaware corporation


                                         By: ___________________________________
                                             An-Chang Deng, President and Chief
                                             Operating Officer

ATTEST:


___________________________
Tammy S. Liu
Secretary

                                    EXHIBIT A
                                    ---------


                                 ________, 2001


TO THE SHAREHOLDERS OF NASSDA CORPORATION:

     In connection with the reincorporation (the "Reincorporation") in Delaware of NASSDA Corporation, a California corporation (the "Company"), pursuant to the Agreement and Plan of Merger (the "Agreement") dated as of __________, 2001 between the Company and NASSDA Corporation, a Delaware corporation and wholly-owned subsidiary of the Company ("NASSDA-Delaware"), your shares of Company stock will be replaced by shares of stock in NASSDA-Delaware.

     In order to establish that (i) you will not be subject to tax under Section 897 of the Internal Revenue Code of 1986, as amended (the "Code"), in consequence of the Reincorporation and (ii) NASSDA-Delaware will not be required under Section 1445 of the Code to withhold taxes from the NASSDA-Delaware stock that you will receive in connection therewith, the Company hereby represents to you that, as of the date of this letter, shares of Company stock do not constitute a "United States real property interest" within the meaning of
Section 897(c) of the Code and the regulations issued thereunder.

     A copy of this letter will be delivered to NASSDA-Delaware pursuant to
Section 4.9 of the Agreement.

     Under penalties of perjury, the undersigned officer of the Company hereby declares that, to the best knowledge and belief of the undersigned, the facts set forth herein are true and correct.

                                    Sincerely,



                                    ____________________________________________
                                    An-Chang Deng, President and Chief Operating
                                    Officer